Exhibit 99.1

THE J. M. SMUCKER COMPANY ANNOUNCES
DIVESTITURE OF HUNGRY JACK® POTATO PRODUCTS
TO BASIC AMERICAN FOODS
Smucker will Continue to Own and Market Hungry Jack in the Breakfast Category;
Basic American Foods will Expand Retail Presence in Potato Business;
ORRVILLE, Ohio and WALNUT CREEK, Calif., March 15, 2010 — The J. M. Smucker Company (NYSE: SJM) and Basic American Foods today announced the sale of and a licensing agreement for Hungry Jack® brand potato products that will allow Basic American Foods to expand its retail presence in the potato business. The transaction includes Hungry Jack brand potato products and Idaho® SpudsTM branded potatoes. Hungry Jack pancake mix and syrup products will both remain part of the Smucker family of brands.
“The Hungry Jack brand has been a part of family meals for many years and Hungry Jack pancake mixes and syrups will continue to be an important part of our leading role in the breakfast category. The divestiture of this potato business allows us to better align our Company’s resources while at the same time provides Basic American Foods with a product line that is a perfect strategic fit in its portfolio,” said Steve Oakland, president of U.S. retail for Smucker’s®, Jif® and Hungry Jack.
Smucker has an established leadership presence in the breakfast category with iconic brands such as Smucker’s®, Folgers®, Dunkin’ Donuts®, Pillsbury®, R. W. Knudsen Family® and Martha White®.
Basic American Foods has been a longstanding manufacturer and co-packer of the Hungry Jack and Idaho Spuds brands and is the leading producer of dehydrated potatoes in North America. The licensing agreement allows Basic American Foods to build on its already successful foodservice business by extending into the retail channel.
“We are very excited to welcome the Hungry Jack and Idaho Spuds potato product brands into our family at Basic American Foods,” said Loren Kimura, president and CEO of Basic American Foods. “We have an established history of excellence both with these products and within the potato products category. Basic American Foods is committed to a smooth transition of the business from The J. M. Smucker Company, and we look forward to expanding our retail business well into the future.”
Hungry Jack and Idaho Spuds join Basic American Foods’ leading brands in its family of premium products, which include: Natures Own® Potato Pearls® Premium Mashed Potatoes;

Golden Grill RussetTM Premium Hash Brown Potatoes; Potato Pearls EXCEL®; Quick-Start® Home Style Chili; and Santiago® Refried and Seasoned Black Beans.
Additional terms and conditions of the agreement were not disclosed.
About The J. M. Smucker Company
For more than 110 years, The J. M. Smucker Company has been committed to offering consumers quality products that help families create memorable mealtime moments. Today, Smucker is the leading marketer and manufacturer of fruit spreads, retail packaged coffee, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and health and natural foods beverages in North America. Its family of brands includes Smucker’s®, Folgers®, Dunkin’ Donuts®, Jif®, Crisco®, Pillsbury®, Eagle Brand®, R.W. Knudsen Family®, Hungry Jack®, White Lily® and Martha White® in the United States, along with Robin Hood®, Five Roses®, Carnation®, Europe’s Best® and Bick’s® in Canada. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth and Independence established by its founder and namesake more than a century ago. The Company has appeared on FORTUNE Magazine’s list of the 100 Best Companies to Work For in the United States 12 times, ranking number one in 2004. For more information about the Company, visit www.smuckers.com.
The J. M. Smucker Company is the owner of all trademarks, except Pillsbury is a trademark of The Pillsbury Company, LLC used under license; Carnation is a trademark of Société des Produits Nestlé S.A., used under license; and Dunkin’ Donuts is a registered trademark of DD IP Holder LLC used under license.
About Basic American Foods
Headquartered in Walnut Creek, California and privately held, Basic American Foods is one of the world’s leading suppliers of convenience food products, including dry potato and bean products. Founded more than 75 years ago, Basic American Foods serves foodservice distributors, commercial and non-commercial foodservice operators, industrial, wholesale club, and retail customers in domestic and international markets. For more information visit www.baf.com.
Contact Information:
Maribeth Badertscher
VP Corporate Communications
The J. M. Smucker Company
T: 330-684-3034
Maribeth.badertscher@jmsmucker.com
Sonal Robinson
Director Corporate Finance & Investor Relations
The J. M. Smucker Company
T: 330-684-3440
Sonal.robinson@jmsmucker.com
Matt Riley
VP Consumer Foods
Basic American Foods
T: 925-472-4117
mriley@baf.com